                                                                    EXHIBIT 10.2

                                                                    CONFIDENTIAL

                          SWITCHED TRANSIT AGREEMENT
             BETWEEN TELEGLOBE AND GLOBAL TELECOMMUNICATIONS, INC.
                             FOR SERVICES To INDIA

The Service:
-----------

     Teleglobe will arrange to provide GTI, at its designated and agreed upon operating center, and GTI will use and pay Teleglobe for international switched transit services to India via the following configuration, whereby GTI will arrange foreign-end service in cooperation with VSNL (India) including direct settlement, subject to Teleglobe's receipt of confirmation of satisfactory settlement procedures from GTI and VSNL (India). The provision of these facilities will be on satellite and cable facilities now, or in the future, in operation.

     Transition from switched to hardpatched facilities may occur following Primus' request and following 90 days from which time the international switched facilities become operational, and subject to capacity and concurrence and readiness by Teleglobe and VSNL to effectuate service transition. No penalties or charges would be incurred by GTI in requesting and implementing this transition.

Configuration:
-------------

                                                                 TRANSOCEANIC
                                                                 CABLE ROUTING

                                   -------------------------

                                      TORONTO        DCME

                                   -------------------------

                                                                 ---------
               CANADA/US BORDER                                  NEW DELHI

                      =
                      =
                      =
60 HUDSON             =                                          359E SATELLITE
NEW YORK, NY          =                                                ROUTING
                      =
                ---------------    -------------------------

---------------- MOORER'S FORK ----   MONTREAL       DCME   --------------------

                ---------------    -------------------------     ---------
                                                                 BOMBAY







Invoicing:
---------

     Teleglobe will invoice GTI monthly for the services. All invoice amounts are due 30 days from invoice date. The service commencement date will be the "in service" date of the international facilities.

     Teleglobe reserves the right to terminate service with thirty (30) days written notice for accounts with past due balances.

                                                                    CONFIDENTIAL

Operational:
-----------

     The service performance will be commensurate with Teleglobe's backbone network, which meets and exceeds the standards of the industry.

     DCME or low-rate encoded compression will be used to no more than 4:1 on the routes.

Liability:
---------

     TELEGLOBE shall not be liable for any loss or damage sustained by GTI, its interconnecting carriers or its end users. by reason of any failure in or breakdown of the communication facilities associated with the circuits under this agreement or for any interruption or degradation of service whatsoever shall be the cause of such failure, breakdown, interruption or degradation and however long it shall last.

     TELEGLOBE will not be responsible for any direct, indirect, consequential, or any other damages resulting from any action that might be taken by VSNL which would result in the cancellation of service or cause a disruption of service.

Confidentiality:
---------------

     GTI will treat this agreement, all product information, descriptions and prices, methods of operation and their terms and conditions as strictly confidential. GTI will not disclose any of this information or any of these materials to any person who is not a party to this agreement. Notwithstanding the foregoing, GTI may disclose, on a limited basis, agreement terms as necessary or required by regulatory authorities, auditors, attorneys or government agents.

Term:
----

     The term for this service will be one year, commencing upon the "in-service" date of the international facilities, or until service transition to hardpatch transit circuits occurs.

Pricing and Volume Commitment:
-----------------------------

     The monthly charge for this service will be US$22,500. Teleglobe will retroactively adjust billing to GTI, based upon GTI's actual monthly call volume at the rate of $0.15/minute, with call durations rounded up to the nearest six seconds and monthly volume rounded up to the nearest minute, and subject to an average volume commitment of 150,000 minutes per month during the period that GTI has in service with Teleglobe. Any installation charges for line connections from New York to the US/Canadian border, not to exceed US$3,000 per line, would be passed through as assessed.

Force Majeure:
-------------

     No failure or omission by either party to carry out or observe any of the terms and conditions of this Agreement shall give rise to any claim against the party in question or be deemed a breach of this Agreement if such failure or omission arises from a cause of force majeure, an act of Government or any other cause beyond the reasonable control of that party.

                                                                    CONFIDENTIAL

Termination:
-----------

     If, before the expiration of the contracted terms, the service is canceled by GTI for any reason, GTI shall pay a termination charge of one hundred percent (100%) of the total monthly charges for the unexpired portion of the contracted term, unless GTI signs a new, mutually agreeable commitment that would provide Teleglobe with revenues that would be equal to or exceeding those of the original requirements remaining dollar commitment over an equivalent period.

Approval:
--------

     The parties have executed this Agreement through their duly authorized representatives .

TELEGLOBE                              GLOBAL TELECOMMUNICATIONS, INC.

/s/ Marc Van Doorn                     /s/ K. Paul Siugh
______________________________         ______________________________
Name                                   Name


Chief Financial Officer                CEO and President
______________________________         ______________________________
Title                                  Title


10/5/95                                10/5/95
______________________________         ______________________________
Date                                   Date

                                                                    CONFIDENTIAL

                              LETTER OF AGREEMENT
                     BY AND BETWEEN TELEGLOBE USA INC. AND
                        GLOBAL TELECOMMUNICATIONS, INC.

Re: Switched and Hardpatch Transit Service Agreement between Teleglobe and Global Telecommunications, Inc.; India

In connection with the telecommunications services agreement between Teleglobe and Global Telecommunications, Inc. dated ______________, 1995, Teleglobe has agreed to provide Global Telecommunications, Inc. with a credit of US$2,000 per month against the fixed monthly charges of the DS-1 (____________) interconnect circuit.

This credit will continue in effect so long as the current facility configuration between Teleglobe and GTI remains unchanged, and may be adjusted from time to time to reflect changes in the cost of leased line facilities.


Agreed to by:


TELEGLOBE                              GLOBAL TELECOMMUNICATIONS, INC.

/s/ Marc Van Doorn                     /s/ K. Paul Singh
______________________________         ______________________________
Name                                   Name


Chief Financial Officer                CEO and President
______________________________         ______________________________
Title                                  Title


10/5/95                                10/5/95
______________________________         ______________________________
Date                                   Date